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                                                                     EXHIBIT 3.2


                                   B Y-L A W S

                                       of

                        ---------------------------------

                          POWER EFFICIENCY CORPORATION
                            (a Delaware Corporation)

                            (amended August 7, 2000)
                                       and
                      (further amended as of June 11, 2002)

                        ---------------------------------



                               ARTICLE I - OFFICES

                  The registered office of Power Efficiency Corporation (the "Corporation") shall be located in Dover, Delaware. The principal office of the Corporation shall be in the City of Ann Arbor, State of Michigan. The Corporation may also have offices at such other places within or without the State of Delaware as the Board may from time to time determine or the business of the Corporation may require.

                            ARTICLE II - STOCKHOLDERS

         1.       Place of Meetings.

                  Meetings of stockholders shall be held at the principal office of the Corporation or at such place within or without the State of Delaware as the Board shall authorize.

         2.       Annual Meeting.

                  The annual meeting of the stockholders shall be held on the first Tuesday of the fifth month following the close of the Corporation's fiscal year at 10:00 a.m. in each year if not a legal holiday, and if a legal holiday, then on the next business day following at the same hour, or at such other date and time as may be fixed by the Board of Directors, when the stockholders shall elect a Board and transact such other business as may properly come before the meeting.

         3.       Special Meetings.

                  Special meetings of the stockholders may be called by the Board or by the President and shall be called by the President at the request in writing of any member of the Board or at the request in writing by stockholders owning a majority in amount of the shares issued and outstanding. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at s special meeting shall be confined to the purposes stated in the notice.

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         4.       Fixing Record Date.

                  For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board shall fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than fifty nor less than ten (10) days before the date of such meeting, nor more than fifty days prior to any other action. If no record date is fixed, it shall be determined in accordance with the provisions of law.

         5.       Notice of Meetings of Stockholders.

                  Written notice of each meeting of stockholders shall state the purpose or purposes for which the meeting is called, the place, date, and hour of the meeting and, unless it is the annual meeting, shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. Notice shall be given either personally or by mail to each stockholder entitled to vote at such meeting, not less than ten nor more than fifty days before the date of the meeting. If action is proposed to be taken that might entitle the stockholders to payment for their shares, the notice shall include a statement of that purpose and to that effect. If mailed, the notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the stockholder at his address as it appears on the record of stockholders, or, if he shall have filed with the Secretary & written request that notices to him be mailed to some other address, then directed to him at such other address.

         6.       Waivers.

                  Notice of meeting need not be given to any stockholder who signs a waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

         7.       Quorum of Stockholders.

                  No action shall be taken at any meeting of stockholders of the Company unless a majority of the Shares beneficially owned by the Founders, the Percon Group and Summit (as such terms are defined in that certain Amended and Restated Stockholders' Agreement referenced on the last page hereof) are represented at the meeting, in person or by proxy. The holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of stockholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or classes, the holders of a majority of the shares of such class or classes shall constitute a quorum for the transaction of such specified item of business.


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                  When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders.

                  The stockholders present may adjourn the meeting despite the absence of a quorum.

         8.       Proxies.

                  Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy.

                  Every proxy must be signed by the stockholder or his attorney-in-fact. No proxy shall be valid after expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except as otherwise provided by law.

         9.       Qualification of Voters.

                  Every stockholder of record shall be entitled at every meeting of stockholders to one vote for every share standing in his name on the record of stockholders, unless otherwise provided in the Certificate of Incorporation.

         10.      Vote of Stockholders.

                  Except as otherwise required by statute, by the Certificate of Incorporation, or by the applicable provisions of the Amended and Restated Stockholders' Agreement:

                  (a) directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election;

                  (b) all other corporate action shall be authorized by a majority of the votes cast.

         11.      Written Consent of Stockholders.

                  Any action that may be taken by vote may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of a majority of the outstanding shares entitled to vote thereon or signed by such lesser number of holders as may be provided for in the Certificate of Incorporation or the Amended and Restated Stockholders' Agreement, where applicable.


                             ARTICLE III - DIRECTORS

         1.       Board of Directors.

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                  Subject to any provision in the Certificate of Incorporation the business of the Corporation shall be managed by its Board of Directors, each of whom shall be at least eighteen years of age and need not be stockholders.

         2.       Number of Directors.

                  The number of directors shall consist of at least eight (8) members consisting of at least three (3) members appointed by the Founders, two
(2) members appointed by Percon and three (3) members appointed by Summit or as otherwise provided in the Amended and Restated Stockholders' Agreement.

         3.       Election and Term of Directors.

                  At each annual meeting of stockholders, the stockholders shall directors to hold office until the next annual meeting. Each director shall hold office until the expiration of the term for which he is elected and until his successor has been elected and qualified, or until his prior resignation or removal. Nominees for directors shall be made in accordance with the Amended and Restated Stockholders' Agreement.

         4.       Newly Created Directorships and Vacancies.

                  Newly created directorships shall only be made pursuant to the provisions of the Amended and Restated Stockholders' Agreement. At any time a vacancy exists on the Board of Directors, Percon, the Founders or Summit depending upon which group's Board seat is vacant, shall have the right to designate and elect the person to fill such vacancy. If no directors representing that group remain as a result of such vacancy, that group shall have the right to designate the person to fill such vacancy. To the extent required by law, (i) all directors on the Board and (ii) the Stockholders, shall vote in favor of electing such nominee to fill the vacancy. A director elected to fill a vacancy caused by resignation, death, or removal shall be elected to hold office for the unexpired term of his predecessor, unless removed pursuant to Sections 5 and 6 of this Article III.

         5.       Removal of Directors.

                  Percon shall at all times have the right to recommend the removal, with or without cause, of the Percon Directors; the Founders and the Founders Directors shall have the right to recommend the removal, with or without cause, of any Founders Director; and Summit and the Summit Directors shall have the right to recommend the removal, with or without cause, of any Summit Directors. If the removal of any director is recommended as provided in the immediately preceding sentence, then Percon, the Founders and Summit (the "Stockholders") shall immediately cause a special meeting of stockholders to be held, or shall act by written consent without a meeting, for the purpose of removing such director in accordance with the Amended and Restated Stockholders' Agreement. Each director shall hold office until the expiration of the term for which he is elected and until his successor has been elected and qualified, or until his prior resignation or removal.



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         6.       Resignation.

                  A director may resign at any time by giving written notice to the Board, the President, or the Secretary of the Corporation. Unless otherwise specified by the notice, the resignation shall take effect upon receipt thereof by the Board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

         7.       Quorum of Directors.

                  No action shall be taken at any meeting of the Board of Directors of the Company, except for the adjournment of such meeting, unless at least five (5) members of the Board are present. For purposes of a quorum, any director may be present at any meeting in person, by means of telephone or similar communications equipment by means of which each person participating in the meeting can hear and speak to each other or, to the extent permitted under applicable law, by proxy or by nominee director.

         8.       Action of the Board.

                  (a) Unless the Amended and Restated Stockholders' Agreement provides for a different approval mechanism, the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board. Each director present shall have one vote regardless of the number of shares, if any, which he may hold.

                  (b) Whenever any action is required or permitted to be taken by the Board or any committee thereof, such action may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consent thereto by members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee. Meetings may also be held by conference telephone.

         9.       Place and Time of Board Meetings; Notice; Adjournment.

                  (a) The Board may hold its meetings at the office of the corporation or at such other places, either within or without the State of Delaware, as it may, from time to time, determine.

                  (b) A regular annual meeting of the Board shall be held immediately following the annual meeting of stockholders at the place of such annual meeting of stockholders.

                  (c) Regular meetings of the Board may be held without notice at such time and place as it from time to time shall determine.

                  (d) Special meetings of the Board shall be held upon notice to the directors and may be called by the President upon three days' notice to each director either personally or by mail or by wire; special meetings shall be called by the President or by the Secretary in a like manner on written request of two directors. Notice of a meeting need not be given to any director who submits a waiver of notice whether before or after the meeting or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him.

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                  (e) A majority of the Directors present, whether or not a
quorum is present, may adjourn any meeting to another time and place. Notice of the adjournment shall be given to all Directors who were absent at the time of the adjournment and, unless such time and place are announced at the meeting, to the other Directors.

         10.      Chairman.

                  At all meetings of the Board the Chairman or, in his absence, the President or, in his absence, Vice President or, in his absence, a chairman chosen by the Board shall preside.

         11.      Executive and Other Committees.

                  The Board shall appoint such committees, including an audit committee and a compensation committee, as shall be permissible under Section 141 of the General Corporation Law of the State of Delaware and as the Board shall deem reasonable and necessary. At least half of the members of any such committee shall be comprised of Founders Directors, provided, that if the Board creates an executive committee, one member of such committee must be a Percon Director.

         12.      Compensation.

                  No compensation shall be paid to directors, as such, for their services, but by resolution of the Board a fixed sum and expenses for actual attendance at each regular or special meeting of the Board may be authorized. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                              ARTICLE IV - OFFICERS

         1.       Offices, Election, Term.

                  (a) Unless the Amended and Restated Stockholders' Agreement provides differently, The Board may elect or appoint a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, and a Treasurer, and such other officers as it may determine, who shall have such duties, powers, and functions as hereinafter provided.

                  (b) All officers shall be elected or appointed to hold office until the meeting of the Board following the annual meeting of stockholders.

                  (c) Each officer shall hold office for the term for which he is elected or appointed and until his successor has been elected or appointed and qualified.


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         2.       Removal, Resignation, Salary.

                  (a) Any officer elected or appointed by the Board may be removed by the Board with or without cause.

                  (b) In the event of the death, resignation, or removal of an officer, the Board in its discretion may elect or appoint a successor to fill the unexpired term.

                  (c) Any two or more offices may be held by the same person, except the offices of President and Secretary.

                  (d) The salaries of all officers shall be fixed by the Board.

                  (e) The directors may require any officer to give security for the faithful performance of his duties.

         3.       Chairman of the Board.

                  The Chairman of the Board shall be appointed by a majority of the members of the of the Board; he shall preside at all meetings of the stockholders and of the Board; he shall have the management of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect.

         4.       President.

                  The President shall be the chief operating officer of the Corporation and shall have the management of the operations of the Corporation. If there be no Chairman of the Board, the President shall perform the duties of the Chairman of the Board.

         5.       Vice-Presidents.

                  During the absence or disability of the President, the Vice President or, if there are more than one, the Executive Vice President, shall have all the powers and functions of the President. Each Vice President shall perform such other duties as the Board shall prescribe.

         6.       Secretary.

                  The Secretary shall;

                  (a) attend all meetings of the Board and of the stockholders;

                  (b) record all votes and minutes of all proceedings in a book to be kept for that purpose;

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                  (c) give or cause to be given notice of all meetings of
stockholders and of special meetings of the Board;

                  (d) keep in safe custody the seal of the Corporation and affix it to any instrument when authorized by the Board;

                  (e) when required, prepare or cause to be prepared and available at each meeting of stockholders a certified list in alphabetical order of the names of the stockholders entitled to vote thereat, indicating the number of shares of each respective class held by each;

                  (f) keep all the documents and records of the Corporation as required by law or otherwise in a proper and safe manner;

                  (g) perform such other duties as may be prescribed by the Board.

         7.       Assistant Secretaries.

                  During the absence or disability of the Secretary, the Assistant Secretary or, if there are more than one, the one so designated by the Secretary or the Board, shall have all the powers and functions of the Secretary.

         8.       Treasurer.

                  The Treasurer shall;

                  (a) have the custody of the corporate funds and securities;

                  (b) keep full and accurate accounts of receipts and disbursements in the corporate books;

                  (c) deposit all money and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board;

                  (d) disburse the funds of the Corporation as may be ordered or authorized by the Board and preserve proper vouchers for such disbursements;

                  (e) render to the President and Board at the regular meetings of the Board, or whenever they require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation;

                  (f) render a full financial report at the annual meeting of the stockholders if so requested;

                  (g) be furnished by all corporate officers and agents, at his request, with such reports and statements as he may require as to all financial transactions of the Corporation;

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                  (h) perform such other duties as are given to him by these by-laws or as from time to time are assigned to him by the Board or the President.

         9.       Assistant Treasurer.

                  During the absence or disability of the Treasurer, the Assistant Treasurer or, if there are more than one, the one so designated by the Treasurer or by the Board, shall have all the powers and functions of the Treasurer.

         10.      Sureties and Bonds.

                  In case the Board shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board may direct, conditioned upon the faithful performance of his duties to the Corporation and including responsibility for negligence and for the accounting for all property, funds, or securities of the Corporation which may come into his hands.


                       ARTICLE V - CERTIFICATES FOR SHARES

         1.       Certificates.

                  The shares of the Corporation shall be represented by certificates. They shall be numbered and entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and the number of shares and shall be signed by the President or a Vice President and the Treasurer or the Secretary, and shall bear the corporate seal. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employee, or if the shares are listed on a registered national securities exchange. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

                  A certificate representing shares shall not be issued until the full amount of consideration therefor has been paid or received in accordance with law except as Section 152 of the General Corporation Law may otherwise permit.

         2.       Lost or Destroyed Certificates.

                  The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

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         3.       Transfers of Shares.

                  (a) Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the Corporation which shall be kept at its principal office. No transfer shall be made within ten days next preceding the annual meeting of stockholders.

                  (b) The Corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Delaware.

         4.       Closing Transfer Books.

                  The Board shall have the power to close the share transfer books of the Corporation for a period of not more than ten days during the thirty day period immediately preceding (i) any stockholders' meeting, or (ii) any date upon which stockholders shall be called upon to or have a right to take action without a meeting, or (iii) any date fixed for the payment of a dividend or any other form of distribution, and only those stockholders of record at the time the transfer books are closed shall be recognized as such for the purpose of (A) receiving notice of or voting at such meeting, or (B) allowing them to take appropriate action, or (C) entitling them to receive any dividend or other form of distribution.


                             ARTICLE VI - DIVIDENDS

         Subject to the provisions of the Certificate of Incorporation and to applicable law, dividends on the outstanding shares of the Corporation may be declared in such amounts and at such time or times as the Board may determine. Before payment of any dividend, there may be set aside out of the net profits of the Corporation available for dividends such sum or sums as the Board, from time to time, in its absolute discretion deems proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board shall think conducive to the interests of the Corporation, and the Board may modify or abolish any such reserve.

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                          ARTICLE VII - CORPORATE SEAL

                  The seal of the Corporation shall be circular in form and bear the name of the Corporation, the year of its organization, and the words "Corporate Seal, Delaware." The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificate for shares or upon any corporate obligation for the payment of money may be a facsimile, engraved or printed.


                     ARTICLE VIII - EXECUTION OF INSTRUMENTS

                  All corporate instruments and documents shall be signed or countersigned, executed, verified, or acknowledged by such officer or officers or other person or persons as the Board may from time to time designate.


                            ARTICLE IX - FISCAL YEAR

                  The fiscal year shall begin on the first day of January in each year or at such other time as may be designated by the Board of Directors.


             ARTICLE X - REFERENCES TO CERTIFICATE OF INCORPORATION


                  Reference to the Certificate of Incorporation in these by-laws shall include all amendments thereto or changes thereof unless specifically excepted.


                           ARTICLE XI - BY-LAW CHANGES

               AMENDMENT, REPEAL, ADOPTION, ELECTION OF DIRECTORS.

         (a) Except as otherwise provided in the Amended and Restated Stockholders' Agreement, the by-laws may be amended, repealed, or adopted by vote of the holders of the shares at the time entitled to vote in the election of any directors. By-laws may also be amended, repealed, or adopted by the Board; but any by-law adopted by the Board may be amended by the stockholders entitled to vote thereon as hereinabove provided.

         (b) If any by-law regulating an impending election of directors is adopted, amended, or repealed by the Board, there shall be set forth in the notice of the next meeting of stockholders for the election of directors the by-law so adopted, amended, or repealed, together with a concise statement of the changes made.


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These by-laws were amended to comply with the provisions of a certain Amended and Restated Stockholders Agreement dated June 14, 2002 by and among Nicholas Anderson, Anthony Caputo, Philip Elkus, Steven Shulman, Performance Control, LLC, Summit Energy Ventures, LLC and Power Efficiency Corporation.

                                           POWER EFFICIENCY CORPORATION


                                           /s/ Gerard S. DiFiore
                                           ----------------------------------
                                           Gerard S. DiFiore, Secretary



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